                                                                     EXHIBIT 4.2

                   YINGLI GREEN ENERGY HOLDING COMPANY LIMITED
                       Incorporated in the Cayman Islands

This is to certify that ________________________________________________________

_______________________ of _____________________________________________________

________________________________________________________________________________

is the registered shareholder of: ______________________________________________

No. of Shares    Type of Share   Par Value
-------------    -------------   ---------


Date of Record   Certificate Number   % Paid
--------------   ------------------   ------


  The above shares are subject to the Memorandum and Articles of Association of the Company and transferrable in accordance therewith.

                   GIVEN UNDER THE COMMON SEAL OF THE COMPANY

_______________________   Director   ______________________   Director/Secretary